Exhibit 10.3.4
SECOND AMENDMENT
TO THE
TELEFLEX 401(k) SAVINGS PLAN

Background Information

A.
Teleflex Incorporated (“Company”) maintains the Teleflex 401(k) Savings Plan (“Plan”) for the benefit of its eligible employees and the eligible employees of its affiliated entities that have elected to participate in the Plan and their beneficiaries.

B.	Section 13.02 of the Plan authorizes the Financial Benefit Plans Committee (“Committee”) to amend the Plan in accordance with its charter and bylaws.

C.
In accordance with its delegated authority, effective January 1, 2017, the Committee desires to amend the Plan to revise the process for determining a Participant’s beneficiary in the case of (i) the Participant’s divorce from the designated Beneficiary, (ii) the simultaneous death of the Participant and designated Beneficiary, and (iii) the killing of the Participant by the designated Beneficiary.

Second Amendment to the Plan

Effective with respect to Plan payments resulting from any Participant death that occurs on or after January 1, 2017, the Committee hereby amends the Plan as follows:

1.	Section 1.07, “Beneficiary” is hereby amended in its entirety as follows (with additional or revised text shown in bold for illustrative purposes only):
Section 1.07    BENEFICIARY.
A.    The Participant’s Spouse;
B.    The person, persons or trust designated by the Participant, with the consent of the Participant’s Spouse if the Participant is married, as direct or contingent beneficiary in a manner prescribed by the Plan Administrator; or
C.    If the Participant has no Spouse and has made no effective Beneficiary designation, the Participant’s estate.
A married Participant may designate a person, persons or trust other than his Spouse as Beneficiary, provided that such Spouse consents in writing in a manner prescribed by the Plan Administrator. The Spouse’s consent must be witnessed by a notary public or the Plan Administrator (or its representative) and must be limited to and acknowledge the specific non-Spouse Beneficiary(ies) (including any class of Beneficiaries) designated by the Participant. If the Participant wishes to subsequently change Beneficiary(ies), the consent of the Spouse must be obtained again. Spousal consent shall not be required if the Participant establishes to the satisfaction of the Plan Administrator that the consent cannot be obtained because the Spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations. A subsequent Spouse of a Participant shall not be bound by a consent executed by any previous Spouse of the Participant.
Any prior designation of a Beneficiary shall be revocable at the election of the Participant at any time in the manner and form prescribed by the Plan Administrator until the payment commencement date. The number of revocations shall not be limited. If more than one Beneficiary is designated by the Participant, such Beneficiaries who survive the Participant shall share equally in any death benefit unless the Participant indicates to the contrary, in writing. If a Beneficiary predeceases the Participant, such deceased Beneficiary shall not share in any death benefit and those Beneficiaries who survive the Participant shall share in any death benefit equally, or, if different, in the proportions designated by the Participant. In the event that the order of the deaths of the Participant and any Beneficiary cannot be determined or have occurred within 120 hours (five days) of each other, the Beneficiary shall be deemed to have predeceased the Participant. A Beneficiary’s right to (and the Plan Administrator’s, the Committee’s, or the Trustee’s duty to provide to the Beneficiary) information or data concerning the Plan does not arise until the Beneficiary first becomes entitled to receive a benefit under the Plan.
Unless the Participant has indicated otherwise on the beneficiary designation, any designation of a beneficiary identified as Participant’s Spouse shall be deemed revoked by the divorce of the Participant and such Beneficiary. Except as provided to the contrary under a qualified domestic relations order: (i) a Participant may, subsequent to a divorce, designate someone other than his former Spouse as Beneficiary; and (ii) if a divorced Participant remarries, the new Spouse shall have all of the rights of a Spouse as set forth herein and any prior written Beneficiary designation by the Participant shall be automatically revoked and subject to the rights of the subsequent Spouse. If an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), should die before payment of the benefit assigned to the alternate payee occurs, the portion of the Participant’s Account assigned to the alternate payee shall revert to the Participant unless the qualified domestic relations order permits the alternate payee to designate a Beneficiary and a Beneficiary has in fact been designated to whom the benefit may be paid.

2.	Section 5.05, “Designation of Beneficiary,” is hereby amended in its entirety as follows (with additional or revised text shown in bold for illustrative purposes only):

Section 5.05    DESIGNATION OF BENEFICIARY. A Participant may, from time to time, designate in writing a Beneficiary or Beneficiaries, contingently or successively, to whom his Nonforfeitable Account shall be paid in the event of his death. A Participant’s Beneficiary designation shall not be valid unless the Participant’s Spouse consents (in accordance with the requirements of Code Section 417) to the Beneficiary designation or to any change in the Beneficiary designation. A Participant’s Beneficiary designation does not require spousal consent if the Participant’s Spouse is the Participant’s designated Beneficiary. The Plan Administrator shall prescribe the form for the written designation of Beneficiary and, upon the Participant's filing the form with the Plan Administrator and the Plan Administrator’s receipt of the form prior to the Participant’s death, the Participant shall effectively revoke all designations filed prior to that date by the same Participant. Notwithstanding the foregoing, a Participant may designate a Beneficiary through the use of any alternative media as provided in Section 9.15 of the Plan. Subject to the provisions of this Section, if more than one person is designated as a Beneficiary, each shall have an equal share unless the designation directs otherwise. Any designation, change or revocation by a Participant shall be effective only if it is received by the Plan Administrator before the death of such Participant.
Unless the Participant has indicated otherwise on the beneficiary designation, any designation of a beneficiary identified as Participant’s Spouse shall be deemed revoked by the divorce of the Participant and such Beneficiary. Such revocation shall be effective upon receipt of acceptable documentary evidence of divorce delivered to the Plan Administrator. The Plan Administrator shall not be liable for any payment or transfer made to a Beneficiary in the absence of such documentation. Notwithstanding anything to the contrary in this Section, any domestic relations order submitted to and qualified by the Plan Administrator at any time prior to the final transfer and/or payment of the Participant’s Account shall be deemed to constitute acceptable documentary evidence of divorce.
Unless provided otherwise in this Section, a Participant’s Beneficiary designation may be changed only by the Participant making a new Beneficiary designation in accordance with the rules and procedures established by the Plan Administrator. Any new Beneficiary designation, change or revocation by a Participant shall be effective only if it is received by the Plan Administrator before the Participant’s death. Notwithstanding the foregoing, a Participant’s Beneficiary designation shall also be subject to the following: (i) in the event that the death of the Participant or any Beneficiary is the result of a criminal act involving any other Beneficiary, a person convicted of such criminal act shall not be entitled to receive any undistributed amounts credited to the Participant’s Account; (ii) to be entitled to receive any undistributed amounts credited to the Account at the Participant’s death, any person or persons designated as a Beneficiary must be alive and any entity designated as a Beneficiary must be in existence at the time of the Participant’s death; and (iii) in the event that the order of the deaths of the Participant and any primary Beneficiary cannot be determined or have occurred within 120 hours of each other, the Participant shall be deemed to have survived.

3.	Section 5.17, “Facility of Payment,” is hereby amended by adding to the end of such Section language to read as follows:
In clarification of the foregoing provisions regarding any minor, as long as a Beneficiary remains a minor, any inherited Account opened for such Beneficiary shall be controlled by such person(s) demonstrated to the Plan Sponsor’s satisfaction to be authorized to act on behalf of the minor. The minor’s representative may be (i) the court-appointed guardian or conservator, (ii) a person named to serve as the minor’s representative in the Participant’s last will and testament admitted to probate, or (iii) such other person deemed by the Plan Sponsor to be authorized to act for the minor. A minor is a person who has not yet reached the age of majority for the ownership of investments under the law of the state of the minor’s domicile. A former minor may request that the inherited Account be transferred to him or her at any time after attaining the age of majority.

4.	All other provisions of the Plan shall remain in full force and effect.

TELEFLEX INCORPORATED

By:     /s/ Cameron P. Hicks
Date:     December 21, 2016

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